Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: David Smith, CFO
Phone: (574) 535-1125
E Mail: drew@drewindustries.com

Drew Industries Third-Quarter 2015 Conference Call
Scheduled for November 3, 2015, at 11am ET

Elkhart, Indiana – October 20, 2015 – Drew Industries Incorporated (NYSE: DW), a manufacturer of components for the recreational vehicle and adjacent industries, will release its third-quarter 2015 financial results before the market opens on Tuesday, November 3, 2015.

Drew Industries will host a conference call on Tuesday, November 3, 2015, at 11 a.m. ET to discuss the results and other business matters. Participation in the question-and-answer session of the call will be limited to institutional investors and analysts. Individual investors, retail brokers and the media are invited to listen to a live webcast of the call on the Drew Industries website at www.drewindustries.com.

Participating in the conference call will be:

Jason Lippert, CEO
Scott Mereness, President
David Smith, CFO

About Drew Industries

From 42 manufacturing facilities located throughout the United States and Canada, Drew Industries, through its wholly-owned subsidiary, Lippert Components®, supplies a broad array of components for the leading manufacturers of recreational vehicles and manufactured homes, and to a lesser extent supplies components for adjacent industries including buses; trailers used to haul boats, livestock, equipment and other cargo; pontoon boats; modular housing; and factory-built mobile office units. Drew’s products include steel chassis; axles and suspension solutions; slide-out mechanisms and solutions; thermoformed bath, kitchen and other products; windows; manual, electric and hydraulic stabilizer and leveling systems; chassis components; furniture and mattresses; entry, luggage, patio and ramp doors; electric and manual entry steps; awnings and slide toppers; LED televisions and sound systems; navigation systems; wireless backup cameras; other accessories; and electronic components. Additional information about Drew and its products can be found at www.drewindustries.com.

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